UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On July 29, 2010, W. Kirk Wycoff was appointed to the Company’s Board of Directors effective August 1, 2010.

Mr. Wycoff was appointed to the Board of Directors of the Company, at the request of Patriot Financial Partners, L.P., of which he is a managing partner, pursuant to Patriot’s rights under the Securities Purchase Agreement dated June 30, 2010.  As previously reported in a Current Form 8-K filed July 7, 2010, the Company granted Patriot the right to appoint a director to the Board of Directors of both Porter Bancorp and PBI Bank for so long as Patriot beneficially owns at least 4.9% of the Company’s outstanding shares of common stock. At such time that Patriot exercises its right, the Company agreed to appoint Patriot’s designee to the Board of Directors. The Company also agreed to recommend that shareholders vote to elect the board representative of Patriot, if any, to the Board at all subsequent annual meetings, subject to all legal and governance requirements regarding service as a director and the reasonable approval of the Nominating and Governance Committee. In lieu of appointing a director, Patriot has a right to have an observer attend board meetings of Porter Bancorp or PBI Bank.

Mr. Wycoff has been a Managing Partner of Patriot Financial Partners, L.P., a private equity fund headquartered in Philadelphia focused on investing in community banks and thrifts throughout the U.S., since 2007.  Mr. Wycoff also currently serves as Chairman of Continental Bank of Plymouth Meeting, Pennsylvania, a $500 million community bank. From 2005 to 2007, Mr. Wycoff served as President and CEO of Continental Bank.  From 1991 to 2004, Mr. Wycoff served as Chairman and CEO of Progress Financial Corp.  During his tenure with Progress, the bank grew from $280 million in assets and seven offices, to more than $1.2 billion in assets and 21 offices.  Early in his career, Mr. Wycoff served as Chairman and CEO of Crusader Savings Bank, a Philadelphia community bank, which he transformed into a profitable mortgage lender.  He also held senior level positions with Girard Bank and the Philadelphia Savings Fund Society.

Additionally, the Company’s Board of Directors also affirmatively determined that Mr. Wycoff meets the independence requirements of the NASDAQ listing standards.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Porter Bancorp, Inc. on August 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 4, 2010	Porter Bancorp, Inc.

		By:	/s/ David B. Pierce
David B. Pierce
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 4, 2010